UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: November 15, 2021

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

On November 15, 2021, the board of directors (the “Board”) of River Financial Corporation (“River” and, together with its subsidiaries, the “Company”) approved the implementation of change in control protections for Jason Davis, Chief Financial Officer of the Company. These protections will be memorialized in a change in control agreement (the “Agreement”) to be entered into with the officer. The term of this Agreement will begin as of the effective date and will continue for twenty-four (24) full calendar months thereafter. On each anniversary of the effective date, the Board may extend the term of this Agreement for an additional year such that the remaining term shall be twenty-four (24) months. If a determination is made by the Board that the Executive's Agreement shall not be extended, then the Board shall provide a notice of nonrenewal to Executive that the term of this Agreement will terminate twelve (12) months following such anniversary date. Notwithstanding the foregoing, in the event of a “change in control” as defined in the Agreement during the term of the Agreement, the Agreement shall automatically renew for a term of twenty-four (24) months following the effective date of such change in control.  Notwithstanding anything in the Agreement to the contrary, the Agreement shall terminate if Executive or the Bank terminates Executive's employment prior to a change in control.

The Agreement provides the officer with certain employment protections for a two-year period following a change in control of the Company (the “Protected Period”).  In addition, if the officer’s employment is terminated during the Protected Period by the Company without cause or by the officer with good reason (as those terms are defined in the Agreement), the officer will be entitled to receive certain payments and benefits. Specifically, the officer would be entitled to receive, among other benefits: (1) a cash severance payment equal to 1.5 times the Executive’s base amount as defined in Section 280G of the Internal Revenue Code. (2) a lump sum cash payment equal to 1.5 times the applicable contributions by the Bank for the annual premium for group life, long-term disability and health insurance benefits.

This description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

On November 15, 2021, the board of directors (the “Board”) of River Financial Corporation (“River” and, together with its subsidiaries, the “Company”) approved a supplemental executive retirement agreement (the “Retirement Agreement”) for Jason Davis, Chief Financial Officer of the Company.  Under the terms of the Retirement Agreement, Mr. Davis will receive annual benefit payments of $50 thousand per year for a minimum of 15 years.  The annual benefits are due upon reaching a normal retirement age of 68.  The Retirement Agreement is effective January 1, 2022.

This description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached as Exhibit 10.2 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Change in Control Agreement, effective January 1, 2022.

10.2	Supplemental Executive Retirement Agreement, effective January 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed with this Current Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: November 19, 2021	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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